Exhibit 99.1
Diodes Incorporated Reports Fiscal 2010 and Fourth Quarter
Financial Results
Achieves Record Net Income, Gross Margin and Revenue for Year and Quarter
Dallas, Texas — February 9, 2011 — Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the fiscal year and fourth quarter ended December 31, 2010.
Year 2010 Highlights
•	Revenue increased to a record $612.9 million, an increase of 41.1 percent over the $434.4 million in 2009;

•	Gross profit increased $103.7 million to a record $224.9 million, an increase of 85.6 percent compared to 2009;

•	Gross margin increased 880 basis points to 36.7 percent;

•	GAAP net income was a record $76.7 million, or $1.68 per diluted share, up from 2009 GAAP net income of $7.5 million, or $0.17 per diluted share;

•	Non-GAAP adjusted net income was a record $82.9 million, or $1.82 per diluted share, up from 2009 adjusted net income of $24.1 million, or $0.55 per diluted share;

•	Excluding $8.5 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.19 per diluted share; and

•	Achieved $118.0 million cash flow from operations, $28.9 million net cash flow and $29.2 million free cash flow.
Fourth Quarter Highlights
•	Achieved seventh consecutive quarter of sequential revenue growth;

•	Revenue was $163.8 million, an increase of 25.7 percent over the $130.3 million in the fourth quarter of 2009, and an increase of 0.4 percent over $163.1 million in the third quarter of 2010;

•	Gross profit was $62.6 million, an increase of 49.8 percent over the $41.8 million in the fourth quarter of 2009, and an increase of 2.6 percent over the $61.0 million in the third quarter 2010;

•	Gross margin was 38.3 percent, a 620 basis point increase over the 32.1 percent in the fourth quarter 2009, and a 90 basis point increase over the 37.4 percent in the third quarter 2010;

•
Income before income taxes and non-controlling interest was $31.1 million, an increase of 172.8 percent over the $11.4 million in the fourth quarter 2009, and an increase of 13.5 percent over the $27.4 million in the third quarter of 2010;

•
GAAP net income was $24.0 million, or $0.52 per diluted share, compared to fourth quarter of 2009 GAAP net income of $14.2 million, or $0.32 per diluted share, and third quarter of 2010 GAAP net income of $21.2 million, or $0.46 per diluted share;

•
Non-GAAP adjusted net income was $25.3 million, or $0.55 per diluted share, compared to fourth quarter 2009 adjusted net income of $16.3 million, or $0.36 per diluted share, and third quarter of 2010 adjusted net income of $23.2 million, or $0.51 per diluted share;

•	Excluding $2.1 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share; and

•	Achieved $28.0 million cash flow from operations, $7.1 million net cash flow and $5.5 million free cash flow.
Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated, stated, “I am pleased to once again report another solid quarter and year of profitable growth for Diodes. Our fourth quarter represents our seventh consecutive quarter of sequential revenue growth driven by the continued ramp-up of prior design wins and customer acceptance of our new product portfolio. We also generated record gross margin primarily due to the benefits of an improved product mix, our aggressive cost reductions, as well as efficiencies at our manufacturing facilities. While our model rate for gross margin continues to be in the 35 percent range, we always strive to improve our margin in support of our profitable growth strategy.
“For the year, revenue increased over 40 percent and was further highlighted by the achievement of our 20th consecutive year of profitability. We continue to set new financial records, which highlight our successful execution on new product initiatives and design win traction combined with our exceptional operational and manufacturing performance. These accomplishments reflect the success of our profitable growth model, and we remain committed to achieving growth rates that exceed our addressable markets. This approach has consistently produced favorable results for Diodes and our shareholders, and we plan to continue to execute on this proven strategy.”
Business Outlook
Dr. Lu concluded, “Our achievements in 2010 have generated strong momentum as we enter 2011. Our future growth will continue to be driven by consistent design win traction, new product initiatives and additional opportunities to capitalize on Zetex cross-selling synergies. Although typically a seasonally slower period, our current environment appears to be exhibiting stronger seasonal demand than in previous first quarters. We are increasing assembly/test equipment capacity in first quarter, but our manufacturing output is being affected by reduced equipment utilization caused by China labor shortages and fewer working days and the Chinese New Year in February. As such, we expect revenue for the first quarter of 2011 to be flat to down five percentage points compared to fourth quarter 2010. In addition to the impact on revenue, equipment utilization is also affecting our gross margin which we expect to be 36.5 percent, plus or minus one percentage point. Operating expenses are expected to be comparable to the fourth quarter level on a percent of revenue basis. We expect our income tax rate to range between 17 and 23 percent. Shares used to calculate GAAP EPS for the first quarter are anticipated to be approximately 46.3 million.”
Fiscal 2010
For the fiscal year 2010, revenue increased to a record $612.9 million, an increase of 41.1 percent over $434.4 million in 2009. Gross profit increased $103.7 million to $224.9 million, or 36.7 percent of revenue, compared to $121.2 million, or 27.9 percent of revenue, in the prior year. GAAP net income was $76.7 million, or $1.68 per diluted share, compared to $7.5 million, or $0.17 per diluted share, in 2009.
Non-GAAP adjusted net income for 2010 was $82.9 million, or $1.82 per diluted share, which excluded, net of tax, $5.0 million of non-cash interest expense related to the amortization of debt discount on the Convertible Senior Notes, $3.2 million of non-cash acquisition related intangible asset amortization costs and a $1.2 million gain on the sale of assets, compared to adjusted net income of $24.1 million, or $0.55 per diluted share, in the prior year. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Twelve Months Ended
December 31, 2010
GAAP net income	$76,733

GAAP diluted earnings per share	$1.68

Adjustments to reconcile net income to adjusted net income:

Amortization of debt discount	4,976

Amortization of acquisition related intangible assets	3,186

Gain on sale of assets	(1,176)

Other	(825)

Non-GAAP adjusted net income	$82,894

Non-GAAP adjusted diluted earnings per share	$1.82

See tables below for further details of the reconciliation.
Included in fiscal 2010 GAAP and non-GAAP adjusted net income was approximately $8.5 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.19 per diluted share.
EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for fiscal 2010 was $156.4 million, compared to $66.9 million for fiscal 2009. For a reconciliation of GAAP net income to EBITDA, see table below.
For the year ended December 31, 2010, net cash provided by operating activities was $118.0 million; net cash provided by investing activities was $209.6 million; net cash used by financing activities was ($295.3) million; and free cash flow was $29.2 million.
Fourth Quarter 2010
Revenue for the fourth quarter of 2010 was $163.8 million, an increase of 25.7 percent over the $130.3 million in the same period last year and an increase of approximately 0.4 percent over the $163.1 million in the third quarter of 2010.
Gross profit for the fourth quarter of 2010 was $62.6 million, or 38.3 percent of revenue, compared to $41.8 million, or 32.1 percent, in the fourth quarter of 2009 and $61.0 million, or 37.4 percent of revenue, in the third quarter of 2010.
Fourth quarter of 2010 GAAP net income was $24.0 million, or $0.52 per diluted share, compared to GAAP net income of $14.2 million, or $0.32 per diluted share, in the fourth quarter of 2009 and GAAP net income of $21.2 million, or $0.46 per diluted share, in the third quarter of 2010.
Non-GAAP adjusted net income was $25.3 million, or $0.55 per diluted share, which excluded, net of tax, $1.5 million of non-cash interest expense related to the amortization of debt discount on the Convertible Senior Notes, $0.9 million of income from forgiveness of debt and $0.8 million of non-cash acquisition related intangible asset amortization costs, compared to adjusted net income of $16.3 million, or $0.36 per diluted share, in the fourth quarter of 2009 and adjusted net income of $23.2 million, or $0.51 per diluted share, in the third quarter of 2010. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2010
GAAP net income	$23,967

GAAP diluted earnings per share	$0.52

Adjustments to reconcile net income to adjusted net income:

Amortization of debt discount	1,478

Forgiveness of debt	(915)

Amortization of acquisition related intangible assets	807

Non-GAAP adjusted net income	$25,337

Non-GAAP adjusted diluted earnings per share	$0.55

See tables below for further details of the reconciliation.
Included in fourth quarter 2010 GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per diluted share.
EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for the fourth quarter of 2010 was $46.3 million, compared to $25.3 million for the fourth quarter of 2009 and $42.3 million for the third quarter of 2010. For a reconciliation of GAAP net income to EBITDA, see table below.
As of December 31, 2010, Diodes had approximately $271 million in cash and short-term investments. In the fourth quarter, the Company’s Convertible Senior Notes, which are redeemable in October 2011, were categorized on the balance sheet as a current liability and amount to approximately $128 million.
Conference Call
Diodes will host a conference call on Wednesday, February 9, 2011 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fiscal 2010 and fourth quarter financial results. Investors and analysts may join the conference call by dialing 1-866-783-2145 and providing the confirmation code 56623296. International callers may join the teleconference by dialing 1-857-350-1604. A telephone replay of the call will be made available approximately two hours after the call and will remain available until February 14, 2010 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 66811489. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.
About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic, and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. The Company’s corporate headquarters, logistics center, and Americas’ sales office are located in Dallas, Texas. Design, marketing, and engineering centers are located in Dallas; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and a joint venture facility located in Chengdu, China. Additional engineering, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Manchester; and Munich, Germany; with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: while our model rate for gross margin continues to be in the 35 percent range, we always strive to improve our margin in support of our profitable growth strategy; we continue to set new financial records, which highlight our successful execution on new product initiatives and design win traction combined with our exceptional operational and manufacturing performance; we remain committed to achieving growth rates that exceed our addressable markets; this approach has consistently produced favorable results for Diodes and our shareholders, and we plan to continue to execute on this proven strategy; our achievements in 2010 have generated strong momentum as we enter 2011; our future growth will continue to be driven by consistent design win traction, new product initiatives and additional opportunities to capitalize on Zetex cross-selling synergies; although typically a seasonally slower period, our current environment appears to be exhibiting stronger seasonal demand than in previous first quarters; we are increasing assembly/test equipment capacity in first quarter, but our manufacturing output is being affected by reduced equipment utilization caused by China labor shortages and fewer working days and the Chinese New Year in February; we expect revenue for the first quarter of 2011 to be flat to down five percentage points compared to fourth quarter 2010; equipment utilization is also affecting our gross margin which we expect to be 36.5 percent, plus or minus one percentage point; operating expenses are expected to be comparable to the fourth quarter level on a percent of revenue basis; we expect our income tax rate to range between 17 and 23 percent; and shares used to calculate GAAP EPS for the first quarter are anticipated to be approximately 46.3 million. Potential risks and uncertainties include, but are not limited to, such factors as: we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.
Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.
# # #

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-385-4492	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
NET SALES	$163,767	$130,287	$612,886	$434,357

COST OF GOODS SOLD	101,124	88,518	388,017	313,150

Gross profit	62,643	41,769	224,869	121,207

OPERATING EXPENSES
Selling, general and administrative	23,105	20,021	88,784	70,396
Research and development	6,180	6,813	26,584	23,757
Amortization of acquisition related intangible assets	1,121	1,185	4,425	4,665
Impairment of long-lived assets	—	—	144	—
Restructuring	—	—	—	(440)

Total operating expenses	30,406	28,019	119,937	98,378

Income from operations	32,237	13,750	104,932	22,829

OTHER INCOME (EXPENSES)
Interest income	255	964	2,842	4,871
Interest expense	(913)	(1,762)	(5,229)	(7,471)
Amortization of debt discount	(1,943)	(1,831)	(7,656)	(8,302)
Other	1,465	297	3,214	(777)

Total other income (expenses)	(1,136)	(2,332)	(6,829)	(11,679)

Income before income taxes and noncontrolling interest	31,101	11,418	98,103	11,150

INCOME TAX PROVISION (BENEFIT)	6,134	(3,622)	17,839	1,302

NET INCOME	24,967	15,040	80,264	9,848

Less: NET INCOME attributable to noncontrolling interest	(1,000)	(828)	(3,531)	(2,335)

NET INCOME attributable to common stockholders	$23,967	$14,212	$76,733	$7,513

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.54	$0.33	$1.74	$0.18

Diluted	$0.52	$0.32	$1.68	$0.17

Number of shares used in computation
Basic	44,485	43,652	44,146	42,237

Diluted	45,867	45,053	45,546	43,449

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)
For the fiscal year ended December 31, 2010:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$76,733

Earnings per share (GAAP)
Diluted				$1.68

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	4,425		(1,239)	3,186

Gain on sale of assets	(1,837)		661	(1,176)

Impairment of long-lived assets		144	(55)	89

Amortization of debt discount		7,655	(2,679)	4,976

Forgiveness of debt		(1,076)	161	(915)

Adjusted (Non-GAAP)				$82,894

Diluted shares used in computing earnings per share				45,546

Adjusted earnings per share (Non-GAAP)
Diluted				$1.82

Note: Included in GAAP and non-GAAP adjusted net income was approximately $8.5 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share (“EPS”) would have increased by an additional $0.19 per share.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME — Cont.
(in thousands, except per share data)
(unaudited)
For the fiscal year ended December 31, 2009:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$7,513

Earnings per share (GAAP)
Diluted				$0.17

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	4,665	—	(1,308)	3,357

Restructuring costs	(440)	—	(86)	(526)

Gain on extinguishment of debt	—	(1,164)	454	(710)

Forgivenss of debt	—	(1,437)	180	(1,257)

Taxes on repatriation of foreign earnings	—	—	10,631	10,631

Amortization of debt discount	—	8,302	(3,238)	5,064

Adjusted (Non-GAAP)				$24,072

Diluted shares used in computing earnings per share				43,449

Adjusted earnings per share (Non-GAAP)
Diluted				$0.55

Note: Included in GAAP and non-GAAP adjusted net income was approximately $7.0 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.16 per share.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME — Cont.
(in thousands, except per share data)
(unaudited)
For the three months ended December 31, 2010:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$23,967

Earnings per share (GAAP)
Diluted				$0.52

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,121	—	(314)	807

Amortization of debt discount	—	1,943	(465)	1,478

Forgiveness of debt	—	(1,076)	161	(915)

Adjusted (Non-GAAP)				$25,337

Diluted shares used in computing earnings per share				45,867

Adjusted earnings per share (Non-GAAP)
Diluted				$0.55

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME — Cont.
(in thousands, except per share data)
(unaudited)
For the three months ended December 31, 2009:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Benefit	Net Income
GAAP				$14,212

Earnings per share (GAAP)
Diluted				$0.32

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,185	—	(332)	853

Forgiveness of debt	—	64	(8)	56

Loss on extinguishment of debt	—	28	(11)	17

Amortization of debt discount	—	1,831	(714)	1,117

Adjusted (Non-GAAP)				$16,255

Diluted shares used in computing earnings per share				45,053

Adjusted earnings per share (Non-GAAP)
Diluted				$0.36

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.2 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

ADJUSTED NET INCOME
This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, amortization of debt discount, impairment of long-lived assets, gain on sale of assets, restructuring costs, loss (gain) on extinguishment of debt, forgiveness of debt, and taxes on repatriation of foreign earnings, as discussed below. Excluding impairment of long-lived assets, gain on sale of assets, restructuring costs, loss (gain) on extinguishment of debt, forgiveness of debt, and taxes on repatriation of foreign earnings provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.
Amortization of acquisition related intangible assets — The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.
Amortization of debt discount — The Company excluded the amortization of debt discount on its 2.25% Convertible Senior Notes (“Notes”). This amortization was excluded from management’s assessment of the Company’s core operating performance. Although the amortization of debt discount is recurring in nature, the expected life of the Notes is five years as that is the earliest date in which the Notes can be put back to the Company at par value. The amortization period ends October 1, 2011, at which time the Company will no longer be recording an amortization of debt discount. In addition, the Company has repurchased some of its Notes, which can make the principal amount outstanding and related amortization vary from period to period, and as such the Company believes the exclusion of the amortization facilitates comparisons with the results of other periods that may reflect different principal amounts outstanding and related amortization.
Impairment of long-lived assets — The Company excluded the impairment of long-lived assets. During the second quarter of 2010, the Company impaired certain assets, which was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the impairment of long-lived assets provides investors an enhanced view of a loss the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such impairments.
Gain on sale of assets — The Company excluded the gain recorded for the sale assets. During the first quarter of 2010, the Company sold assets located in Germany and this gain was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.
Restructuring costs — The Company recorded various restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities impacted various functional areas of the Company’s operations in several locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.
Loss (gain) on extinguishment of debt — The Company excluded the loss (gain) from extinguishment of debt from the repurchase of its Notes. The loss (gain) was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the loss (gain) on extinguishment of debt provides investors an enhanced view of a loss (gain) the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such losses (gains).
Forgiveness of debt — The Company excluded the forgiveness of debt related to one of its Asia subsidiaries. This forgiveness of debt is excluded from management’s assessment of our operating performance. The Company believes the exclusion of the forgiveness of debt provides investors an enhanced view of the adjustment the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charges.

Taxes on repatriation of foreign earnings — The Company excluded the non-cash income tax expense related to the repatriation of foreign earnings. During the first quarter of 2009, the Company repatriated approximately $28.5 million of accumulated earnings from one of its Chinese subsidiaries, resulting in additional non-cash federal and state income tax expense. The Company intends to permanently reinvest overseas all of its remaining earnings from its foreign subsidiaries. The Company believes the exclusion of the non-cash income tax expense related to the repatriation of foreign earnings provides investors an enhanced view of a one-time occurrence and facilitates comparisons with results of other periods that do not reflect such a non-cash income tax expense.
ADJUSTED EARNINGS PER SHARE
This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding amortization of acquisition related intangible assets, amortization of debt discount, impairment of long-lived assets, gain on sale of assets, restructuring costs, loss (gain) on extinguishment of debt, forgiveness of debt and taxes on repatriation of foreign earnings, as described above. Excluding impairment of long-lived assets, gain on sale of assets, restructuring costs, loss (gain) on extinguishment of debt, forgiveness of debt and taxes on repatriation of foreign earnings provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation table provided.
FREE CASH FLOW (FCF)
FCF of $29.2 million and $5.5 million for fiscal year 2010 and the fourth quarter of 2010, respectively, is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision (benefit), depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.
The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	December 31,
	2010	2009
Net income (GAAP)	$23,967	$14,212
Plus:
Interest expense, net (1)	2,601	2,629
Income tax provision (benefit)	6,134	(3,622)
Depreciation and amortization	14,036	12,093

EBITDA (Non-GAAP)	$46,738	$25,312

	Twelve Months Ended
	December 31,
	2010	2009
Net income (GAAP)	$76,733	$7,513
Plus:
Interest expense, net (2)	10,043	10,902
Income tax provision	17,839	1,302
Depreciation and amortization	51,796	47,172

EBITDA (Non-GAAP)	$156,411	$66,889

(1)	Includes $2.0 million and $1.8 million for the three months ended December 31, 2010 and 2009, respectively, of amortization of debt discount.

(2)	Includes $7.7 million and $8.3 million for the twelve months ended December 31, 2010 and 2009, respectively, of amortization of debt discount.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands)

	December 31,	December 31,
	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$270,901	$241,953
Short-term investment securities	—	296,600
Accounts receivable, net	129,207	102,989
Inventories	120,689	89,652
Deferred income taxes, current	8,276	7,834
Prepaid expenses and other	11,679	11,591

Total current assets	540,752	750,619

DEFFERRED INCOME TAXES, non current	1,574	—

PROPERTY, PLANT AND EQUIPMENT, net	200,745	162,988

OTHER ASSETS
Goodwill	68,949	68,075
Intangible assets, net	28,770	34,892
Other	5,760	5,324

Total assets	$846,550	$1,021,898

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND EQUITY
(in thousands, except share data)

	December 31,	December 31,
	2010	2009
CURRENT LIABILITIES
Lines of credit and short-term debt	$—	$299,414
Accounts payable	70,057	62,448
Accrued liabilities	36,937	31,151
Income tax payable	15,412	2,641
Convertible senior notes	128,261	—
Current portion of long-term debt	418	373
Current portion of capital lease obligations	280	283

Total current liabilities	251,365	396,310

LONG-TERM DEBT, net of current portion
Convertible senior notes	—	121,333
Long-term borrowings	3,393	3,464

CAPITAL LEASE OBLIGATIONS, net of current portion	1,380	1,669
DEFERRED INCOME TAXES, non-current	—	7,743
OTHER LONG-TERM LIABILITIES	37,520	40,455

Total liabilities	293,658	570,974

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 44,662,796 and 43,729,304 issued and outstanding at December 31, 2010 and December 31, 2009, respectively	29,775	29,153
Additional paid-in capital	231,842	211,618
Retained earnings	324,907	248,174
Accumulated other comprehensive loss	(45,080)	(48,311)

Total Diodes Incorporated stockholders’ equity	541,444	440,634

Noncontrolling interest	11,448	10,290

Total equity	552,892	450,924
Total liabilities and equity	$846,550	$1,021,898